UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
August 29, 2016
Date of report (Date of earliest event reported)
Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.  Entry into a Material Definitive Agreement.
On August 29, 2016, Condor Hospitality Trust, Inc.’s (“Condor”) operating partnership, Supertel Limited Partnership (the “Condor Operating Partnership”), a limited partnership 97.9% owned by Condor, entered into a hotel purchase agreement (the “Agreement) to purchase a hotel from Leawood ADP, Ltd, a Texas limited partnership (the “Seller”) for $22,500,000.  The property is an Aloft hotel, with 156 rooms, located at 11620 Ash Street, Leawood, Kansas.
Condor Operating Partnership deposited $225,000 in escrow as earnest money against the purchase price.  Until October 13, 2016 (which may be extended to October 28 for franchise approval and audit matters) Condor Operating Partnership may conduct due diligence of the property that it deems advisable, with respect to engineering, environmental, title, survey, financial, operational and legal compliance matters. Unless Condor Operating Partnership, in its sole discretion and with or without reasons, notifies Seller on or before the end of the due diligence period that it is satisfied with the results of its due diligence review, the Agreement will terminate and the initial escrow deposit will be returned to Condor Operating Partnership.  If the Agreement does not terminate at the end of the due diligence period, then Condor Operating Partnership will deposit an additional $225,000 in escrow as earnest money against the purchase price.
The closing of the acquisition of the hotel is subject to customary closing conditions including accuracy of representations and warranties and compliance with covenants and obligations under the Agreement.  The closing is expected to occur late in the third quarter or during the fourth quarter of 2016.
The Agreement is attached hereto as Exhibit 10.1 and is incorporated by this reference, and the description of the Agreement is qualified in its entirety by reference to such exhibit.
Item 3.02  Unregistered Sales of Equity Securities.
In connection with the purchase of the hotel, as partial consideration for the purchase price, Condor Operating Partnership may issue limited partnership units with a value of $50,000. The limited partnership units will be issued, if at all, to the Seller, in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuance of securities will not be made in a public offering.
Item 9.01.  Financial Statements and Exhibits.
(a)	Exhibits.
10.1	Agreement of Purchase and Sale by and between Leawood ADP, Ltd, and Supertel Limited Partnership dated August 29, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: August 31, 2016	By: /s/ Jonathan Gantt
Name: Jonathan Gantt
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit	Description
10.1	Agreement of Purchase and Sale by and between Leawood ADP, Ltd, and Supertel Limited Partnership dated August 29, 2016.